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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 3,066,430 shares of Common Stock of The Sherwin-Williams Company pertaining to The Sherwin-Williams Company
1994 Stock Plan of our report dated March 15, 1993, with respect to the consolidated financial statements and schedules of The Sherwin-Williams Company included in its Annual Report on Form 10-K for the year ended December 31, 1992, filed with the Securities and Exchange Commission.




Cleveland, Ohio                   ERNST & YOUNG

February 7, 1994
                                  /s/ Ernst & Young
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